Ex-99.3 a)

(LOGO) BankAmerica

March 30, 1999

Real Estate Loan Service Center

Structured Asset Securities Corporation
C/O Norwest Bank of Minnesota N.A.
MSD SASCO98-1
11000 Broken Land Parkway
Columbia, MD 21044

Dear D. Woodus,

RE: Servicing Agreement Compliance and Annual Officer Certification Investor Numbers: S61

PLEASE BE ADVISED THAT PURSUANT TO OUR SERVICING DEPARTMENT CONCURRENCE, THE FOLLOWING AREAS HAVE BEEN CERTIFIED FOR THE CALENDAR YEAR OF 1998:

* All taxes, ground rents, and special assessments that may become a lien upon the property and which became due in the last calendar year has been paid. This also includes verifications of payment with taxing authorities for non-impound accounts.

* All insurance premiums for flood or other casualty insurance; and FHA premiums or Private Mortgage Insurance premiums on conventional loans have been paid, and all policies as required are in full force.

* Inspections have been made monthly on all delinquent, foreclosed or otherwise vacant properties, and any other property we have reason to believe requires an inspection.

* Analysis has been made to ensure sufficient monies are being collected in escrow for the current year.

* All information returns have been provided to the Internal Revenue Service as required on activity relating to Mortgage's serviced during the last calendar year.

* A "Year 2000" plan has been adopted to meet the business-wide risks posed by the millennium date change.

* All interest and/or monthly payment adjustments for ARMS and GPM loans have been made in accordance with the mortgage terms. Timely and proper notice of such changes was provided to the mortgagors.

* Blanket Bond and Errors & Omission policies are in full force, a copy is attached for your records. Please note the policies have been combine and have one renewal date of September 2001.

Enclosed please find the uniform single audit letter prepared by our external auditors Ernst & Young along with our corporate annual financial report.

ANNUAL OFFICER CERTIFICATION

To the best of my knowledge and upon reasonable investigation, the servicing of the Mortgage Loans during the preceding year has been conducted in compliance with all other provisions of the Servicing Agreement(s). Any exceptions to this certification will be on an attachment along with explanations concerning their completion. If no attachment is sent, it should be considered that there are no exceptions.

BY: /s/ Sheryl Franke
Sheryl Franke, Vice President

BankAmerica Mortgage, A Division of Bank of America, FSB 10600 Valley View Street Box 6012 Cypress, CA 90630-0012

Ex-99.3 b)

1st Nationwide Mortgage

Annual Certification for Fiscal Year Ending December 1998

Dear Investor:

First Nationwide Mortgage Corporation hereby certifies to the best of our knowledge and belief, the following:

We paid (or received evidence of payment) all taxes and assessments, and other reportable/lienable items which affect the subject properties.

We paid (or received evidence of payment) for flood or other casualty insurance in an amount and form sufficient to cover indebtedness.

We paid FHA or conventional mortgage insurance premiums for the mortgages we service for you, as required.

All required IRS reporting has been completed in connection with interest on escrow, interest paid by mortgagors in excess of $600.00 and information returns on foreclosure and abandoned properties for the year.

We properly adjusted the interest rate on adjustable rate mortgages, as required by the note and rider.

We completed all property inspections, as required by our Servicing Agreement.

The required fidelity bond and errors and omissions coverages are in force.

We properly applied all sums relating to principal, interest, taxes, and insurance.

Funds received are placed in a separate trust account until disbursed.

Interest on escrow is paid as required under applicable laws, regulations or contracts that require payment on the mortgagors' escrow deposit accounts.

Sincerely,

/s/ Deborah S. Mace
First Vice President

Ex-99.3 c)

First Union Mortgage Corporation
NC4755
Operational & Regulatory Risk Division
P. O. Box 900001
Raleigh, North Carolina 27675-9001
1100 Corporate Center Drive
Raleigh, North Carolina 27607-5066

(logo)

Norwest Bank Minnesota N.A.
Investor Numbers A07
First Union CRA Mortgage Loan Trust 1997-1

CERTIFICATION OF COMPLIANCE

The undersigned, an officer of First Union Mortgage Corporation ("FUMC") hereby certifies as follows:

A review of the activities of FUMC during the preceding year with respect to performance under this Agreement has been made under such Officer's supervision; and

(1)
To the best of such Officer's knowledge the servicing has been conducted in compliance with the Agreement(s) except for immaterial exceptions or other exceptions set forth in such statement; and


(2)
To the best of such Officer's knowledge based on such review, there is no default by FUMC in the fulfillment of any of its obligations under this Agreement, or if there is any such default known to such Officer, specifying each such default and the nature and status thereof.


In witness whereof the undersigned has executed this Certificate of Compliance this 12th day of May, 1999.

FIRST UNION MORTGAGE CORPORATION

By: /s/ Joseph F. DeDominicis

Joseph F. DeDominicis
Vice President


EVENTS OF DEFAULT (if any)

Ex-99.3 d)

Joseph G. Cervini
Vice President
Mortgage Service

people's bank

People's Bank
Bridgeport Center, 850 Main Street
Bridgeport, Connecticut 0660-4913

203.338.7471 800.525 1006
Fax 203.338.3619

Norwest Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD 21044-3562
Attention: Master Servicing

RE: Officer's Certificate

Dear Master Servicer:

The undersigned Officer certifies the following for the 1998 fiscal year:

(A) I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities, or obligations, a description of each default or failure and the nature and status thereof has been reported to Norwest Bank Minnesota, N.A.;

(B) I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing;

(C) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(D) All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect;

(E) All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Norwest Bank, Minnesota, N.A.;

(F) All custodial Accounts have been reconciled and are properly funded; and

(G) All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

Officer

VP
Title

6/22/99
Date


Ex-99.3 e)

Washington Mutual

P.O. Box 1093 Northridge, CA 91328-1093

Officers Certificate

The undersigned Officer certifies the following for the 1998 fiscal year:

A. I have reviewed the activities and performances of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Norwest Bank Minnesota, N.A.:

B. I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing:

C. I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect:

D. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect:

E. All real estate taxes, government assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any Mortgaged Property, the reason for the nonpayment has been reported to Norwest Bank Minnesota, N.A.:

F. All Custodial Accounts have been reconciled and are properly funded: and

G. All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

Officer

Vice President
Title

7/01/1999
Date